Exhibit 11.  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

The computation of net income per share for the three months ended March 31, 1994 and 1993 is as follows: (000's omitted except per share amounts)

                                                  Three months ended
                                             ----------------------------
                                               March 31,       March 31,
                                                 1994            1993
                                              -----------     -----------
Primary:

Net income                                    $      514     $     1,016
                                              ===========     ===========
Average common shares outstanding                  9,034          22,397

Dilutive common equivalent shares
  issuable upon the exercise of options
  currently outstanding to purchase
  common shares                                      162              22
                                              -----------     -----------
                                                   9,196          22,419
                                              ===========     ===========
Net income per share                          $      .06     $       .05
                                              ===========     ===========

Fully diluted:

  Net income                                  $      514     $     1,016
  Add back:  Interest expense, net of tax,
    applicable to convertible debt                   168             168
  Accretion, net of tax, on Danish bonds
    acquired if debt converted                       139             130
                                              -----------     -----------
                                              $      821     $     1,314
                                              ===========     ===========
Average common shares outstanding                  9,034          22,397

Dilutive common equivalent shares
  issuable upon the exercise of options
  currently outstanding to purchase
  common shares                                      162              22
Shares issuable upon
  conversion of debt                               2,608           2,608
                                              -----------     -----------
                                                  11,804          25,027
                                              ===========     ===========
Net income per share                          $      .07      $      .05
                                              ===========     ===========
